Exhibit 10.6

AMENDMENT TO

ESS TECH, INC. 2014 EQUITY INCENTIVE PLAN

THIS AMENDMENT to ESS Tech, Inc. 2014 Equity Incentive Plan (the “Plan”) is dated as of December 23, 2014.

RECITALS

WHEREAS, the Plan was originally adopted by Energy Storage Systems Inc., an Oregon corporation (the “Oregon Corporation”) on January 9, 2014;

WHEREAS, the Oregon Corporation was converted to ESS Tech, Inc., a Delaware corporation (the “Company”) on December 23, 2014 (the “Conversion”);

WHEREAS, under Section 2(b)(vi) of the Plan, the Board of Directors of the Company (the “Board”) has the authority to amend the Plan;

WHEREAS, in connection with the Conversion, the Board has deemed it advisable and in the best interest of the Company to amend the Plan in order to reflect the Conversion;

NOW, THEREFORE, the Plan is hereby amended as follows:

AMENDMENTS

1.	Section 12 is hereby deleted in its entirety and replaced with the following:

CHOICE OF LAW.

The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

2.	Section 13(i) is hereby deleted in its entirety and replaced with the following:

“Company” means ESS Tech, Inc., a Delaware corporation.

3.	In all other respects, the ESS Tech, Inc. 2014 Equity Incentive Plan, remains unchanged and in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be adopted as of the date first written above.

ESS Tech, Inc.

/s/ Craig Evans
Craig Evans, President